FITZSIMONS REDEVELOPMENT AUTHORITY

AMENDMENT TWO TO SPACE LEASE

THIS AMENDMENT TWO TO SPACE LEASE (this “Amendment”) is entered into as of the _____________ day of ________________, 2007, by and between Fitzsimons Redevelopment Authority (“Landlord”) a governmental entity created by the City of Aurora, Colorado and the Regents of the University of Colorado, whose address or principal place of business is 12635 East Montview Blvd., Suite 100, Aurora, Colorado, 80045, and BioNovo, Inc. (“Tenant”).

RECITALS:

A.  On or about November 16, 2006, Landlord and Tenant entered into a Space Lease (the “Lease”) pertaining to Premises located at 12635 E. Montview Blvd., Suite 155, Aurora, CO 80045.
B.  The Lease has heretofore been amended by Amendment One dated January 25, 2007.

C.  Landlord and Tenant now desire to revise the Lease in the manner and form hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, Landlord and Tenant hereby agree as follows:

1.	Premises will be revised to add Suite 137 located in the Bioscience Park Center, 12635 E. Montview Blvd., Aurora, CO 80045 (“Office Space”).

2.
Basic Rent. Exhibit E of the Lease is hereby revised to increase Basic Rent to include an additional $473 per month; which amount will escalate at a rate of three percent per year on December 1 of each year (e.g. rent for Office Space will increase to $487 per month December 1, 2007 and $502 per month December 1, 2008). This is a flat rate and includes janitorial services, Operating Expenses, and utilities (excluding phone and data).

3.	Commencement Date for Office Space shall be May 1, 2007.

4.	Stated Expiration Date shall be November 30, 2009.

5.	Security Deposit shall increase by $473 for a total of security deposit of $6,507.

6.
Ratification of Lease. This Amendment modifies only the terms and conditions of the Lease as provided herein and no others. This Amendment will prevail over any other provisions of the Lease, which are inconsistent with this Amendment or the state of facts contemplated by this Amendment.

Executed as a sealed instrument as of the date first above written.

FITZSIMONS REDEVELOPMENT AUTHORITY BIONOVO, INC.

By: __________________________________	By: ___________________________________
Edward J. Tauer,
Title: Chairman of the Board Title:	Title:__________________________________